UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 22, 2005

CATALINA MARKETING CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11008	33-0499007
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Carillon Parkway, St. Petersburg, Florida	33716-2325
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (727) 579-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On June 22, 2005, the Board of Directors (the “Board”) of Catalina Marketing Corporation (the “Company”) approved the following compensation structure with respect to non-management members of the Board (the “Non-management Directors”) recommended by the Company’s Nominating and Corporate Governance Committee (the “Nominating and Corporate Governance Committee”):

•	Each Non-management Director shall be paid an annual retainer of $40,000, payable quarterly.

•	Each member of the Company’s Audit Committee (the “Audit Committee”) shall be paid an annual retainer of $15,000, payable quarterly.

•	Each member of each of the Company’s Compensation Committee (the “Compensation Committee”), Nominating and Corporate Governance Committee and Finance Committee (the “Finance Committee”) shall be paid an annual retainer of $6,000, payable quarterly.

•	The Chair of the Audit Committee shall be paid an annual retainer of $10,000, payable quarterly.

•	The Chair of each of the Compensation Committee, the Nominating and Corporate Governance Committee and the Finance Committee shall be paid an annual retainer of $5,000, payable quarterly.

•	The Non-management Directors shall not be entitled to any meeting fees except as follows:

•	The Non-management Directors shall be entitled to meeting fees for each meeting attended for the tenth and each subsequent Board meeting taking place during any twelve-month period commencing July 1 of any year.

•	Members of the Audit Committee shall be entitled to meeting fees for each meeting attended for the thirteenth and each subsequent Audit Committee meeting taking place during any twelve-month period commencing July 1 of any year.

•	Members of the Nominating and Corporate Governance Committee, the Compensation Committee and the Finance Committee shall be entitled to meeting fees for each meeting attended for the sixth and each subsequent meeting of such Committee taking place during any twelve-month period commencing July 1 of any year.

•	The meeting fees referenced above shall be $1,500 for in-person meetings and $750 for telephonic meetings.

On June 22, 2005, the Board also approved the recommendation of the Nominating and Corporate Governance Committee to revise the calculation of the number of shares of the Company’s common stock (the “Common Stock’) granted to each Non-management Director upon their election or re-election, under the terms of the Company’s 2002 Director Stock Grant Plan (the “Grant Plan”). Commencing as of July 1, 2005, the number of shares of Common Stock subject to grants to Non-management Directors for a full 3-year term will be calculated by dividing $225,000 by the fair market value of the shares of Common Stock as of the close of business on the day of the election or re-election. As is currently the case, these shares will vest ratably annually on the dates of the annual stockholder meetings following election of the Non-management Directors receiving grants and until the Non-management’s term as a director terminates. The number of shares subject to grants will be proportionately reduced for any Non-management Director who is elected for less than a full 3-year term. This change to the terms of the Director Stock Grant Plan is subject to approval by the Company’s stockholders at the Annual Meeting of Stockholders scheduled for August 9, 2005.

In addition, on June 22, 2005, the Board, following the recommendation of the Compensation Committee, approved a base salary increase for L. Dick Buell, the Company’s Chief Executive Officer. Mr. Buell’s base salary will be $650,000 per annum effective June 27, 2005. On June 22, 2005, the Compensation Committee approved base salary increases, effective June 27, 2005, for the following executive officers:

Officer	Title	Annual Salary
Craig Scott	Executive Vice President	290,000
Edward Kuehnle	Executive Vice President	392,000
Rick Frier	Executive Vice President and Chief Financial Officer	343,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly authorized and caused the undersigned to sign this report on the registrant’s behalf.

CATALINA MARKETING CORPORATION
(Registrant)

/s/ Deborah A. Booth
Name:	Deborah A. Booth
Title:	Executive Vice President,
Business Support Services

Date: June 27, 2005